LICENSE AND PURCHASE AGREEMENT

         AGREEMENT made on this 24th day of April, 2000 between Human Pheromone Sciences, Inc., with offices located at 4034 Clipper Court, Fremont, California 94538 ("Licensor") and Niche Marketing, Inc., with offices located at 109 Lafayette Drive, Syosset New York 11791 ("Licensee") with respect to certain merchandising rights pertaining to REALM(R) and innerREALM(R) fragrances and toiletry products as more particularly described in this Agreement ("Licensed Products").

         1. Grant of License. Licensor grants an exclusive license to Licensee under which Licensee shall have the right to produce or have produced, promote, advertise and sell in all classes of trade, including but not limited to, retail sales, mass market sales, close out sales, catalog sales, internet sales, and direct response sales REALM(R) and innerREALM(R) fragrances and toiletry products, line extensions and new products carrying the name of REALM(R) or a variation thereof in the Territories ("Licensed Products") provided during the license period of this Agreement. The license to use the names REALM(R) and innerREALM(R) shall be granted free of all liens and encumbrances during the term of this Agreement and each extension thereto. Licensee shall also have the right of first refusal to sell the Licensed Products in the Excluded Territories, in return for which Licensee grants to Licensor an exclusive license for any Licensed Products developed by Licensee for Licensor's sale in the Excluded Territories. Licensee shall sell such products to Licensor at Licensee's manufacturing cost plus [**] percent.

         2. Territories. The Territories shall include the Middle East (including but not limited to India, Pakistan and Nepal), North, Central and South America (to include Hawaii and the Caribbean), the territories of the United States, Europe, (including the former Soviet Republics), Africa, the Philippines, Australia and New Zealand. Specifically excluded are the countries of Asia, including Japan, China, Korea, Taiwan, Hong Kong, Singapore, Macao, Thailand, Viet Nam, Laos, Cambodia, Sri Lanka, and Indonesia. ("Excluded Territories")

         3. License Period. This Agreement shall commence upon the date of execution. All sales and resulting gross profit from May 1, 2000 forward of the Licensed Products shall accrue to Licensee and all selling, marketing, advertising and distribution expenses (not considered "transition costs") incurred after May 1, 2000 will be borne by Licensee. Licensor and Licensee represent that the Officer(s) executing this Agreement have the authority of its Board of Directors to do so. The Agreement shall continue to December 31, 2004, unless extended, or terminated in accordance with the terms and conditions of this Agreement (the initial "License Period"). At the option of Licensee the License Period may be extended for two additional three-year terms. Any notice of extension from Licensee shall be received by Licensor not less than one year prior to the expiration date of the then current License Period.

         4. Exclusion. Licensee's rights under this Agreement are restricted to the trademark class, and shall not include the right to, and Licensee warrants and represents that it will not, use the name of REALM(R)or innerREALM(R)or a variation thereof

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for the  endorsement  of any product or services  outside the  trademark  class.
(except for promotional purposes of Licensed Products).

         5. Payment. In consideration of this exclusive license, Licensee shall make payments to Licensor in the amounts and at the times set forth in Exhibit 1 to this Agreement.

                  (a) Guaranteed Minimum Compensation: Licensee, based upon historical sales returns levels, will pay to Licensor as guaranteed minimum payments ("Guaranteed Minimum Payments") the amounts in U.S. dollars set forth in Exhibit 1. Such payments shall be payable in advance in accordance with the schedule set forth in Exhibit 1 against the Percentage Compensation as herein defined attributable to net sales made by Licensee during the License Period. No portion of the Guaranteed Minimum Payment shall be recoverable from or refundable by Licensor unless there occurs a material breach of this Agreement by Licensor, or otherwise provided for herein.

                  Guaranteed Minimum Payments shall be made quarterly on a pro-rata straight-line basis during each twelve-month period. Commencing January 1, 2001, on a quarterly basis, Licensee shall provide to Licensor detailed compilations of net sales, together with the Guaranteed Minimum Payment within 30 days from the end of such quarter.

                  (b) Percentage Compensation:

                  Licensee shall pay to Licensor, percentage compensation (but in no event an amount less than the Guaranteed Minimum Payment) based upon [**]% of all of Licensee's "net sales" of the Licensed Products for the sales indicated on the detailed compilations of net sales performed on a quarterly basis. Net sales for all periods shall be defined as gross sales made to unaffiliated third parties, less returns received from unaffiliated third parties, products destroyed in the field and sales taxes, if any. No other deductions shall be made, including but not limited to, any costs incurred in the production, distribution, sale, marketing or advertisement of the Licensed Product or for uncollectible accounts.

                  At the end of the year, the royalty due to Licensor for the entire year shall be calculated on an annual basis (the "Earned Annual Royalty"). The royalty due Licensor at this time shall be equal to [**] percent of the net sales for the calendar year less the Guaranteed Minimum Payment.

                   The  calculation of the Earned Annual Royalty for the periods ending December 31, 2002, and December 31, 2003, only, are each based upon the sum of $[**]. With these exceptions, if the Earned Annual Royalty exceeds the previously paid sum of the Guaranteed Minimum Payment

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                  for the year,  such  incremental  amount  shall be paid to the
                  Licensor by the Licensee within 30 days of the end of that year. In no event shall the Earned Annual Royalty be less than the Guaranteed Minimum Payment indicated in Exhibit 1 hereto.

                  The final payment of Earned Annual Royalty, at term end, to be made by Licensee shall be offset by an amount estimated in good faith by the Licensee, taking into account past return history, that will be required to cover deductions to be made by retail accounts for unsold Products in the possession of the Licensee's customers. Estimates regarding offset amounts are to the revised up or down based upon actual returns. A final reconciliation of the amount of such final payment shall be provided to the Licensor within one hundred twenty (120) days of the due date of the final payment and any additional royalty shall be paid by Licensee to Licensor thirty (30) days therefrom. If actual deductions exceed Licensee's good faith estimate, Licensor will refund the excess royalty to Licensee within thirty (30) days of the final reconciliation.

         6. Additional Payments. In consideration for granting a license for Territories outside of the United States of America, Licensee shall pay Licensor a sum of $[**] on the earlier of its initial shipment to any such customers of $25,000 or more of Licensed Products (excluding the Philippines and the Middle
East) or June 30, 2000.

         7. Inventory Payments. The Licensee shall purchase from Licensor all inventory items set forth on the Addendum to Exhibit 2 currently representing $[**] in the United States and approximately $[**] outside the United States to be adjusted through April 30, 2000. In addition, Licensee shall advise Licensor of any additional inventory in the United States to be purchased that is indicated as Potential Sets on the Addendum to Exhibit 2, not later than May 1, 2000. Licensor will provide Licensee its most current inventory lists as of March 31, 2000. For inventory items outside the United States Licensee shall have 60 days from the closing date of this Agreement to inspect and approve of such inventory items, and the amounts to be paid on the following schedule shall be adjusted downward for disapproved items. Adjustments will first be deducted from the January 2001payment, and then the immediately preceding payments, if necessary. Otherwise, the schedule of inventory payments will be as follows:



                                      [**]


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                  Licensor  shall hold a lien on Product  inventory in an amount not to exceed the balance owed to Licensor, until the final amount of the inventory transferred is fully paid. However, such lien will be subordinate to any claim(s) of the Licensee's lending financial institution.

         8. Accounts Receivable. The collection of accounts receivable from trade customers for Products shipped by the Licensor prior May 1, 2000, other than Father's Day gift sets, will be the responsibility of the Licensor and will be for the account of the Licensor. The Licensee, however, will use its best efforts to assist Licensor in obtaining payment for amounts that have not been paid within normal trade terms.

         9. Sales Returns. Licensor shall be responsible for the initial $[**] of Product plus [**]% of net sales of Mothers Day gift sets (at wholesale prices) physically returned by U.S. Department Store Customers or destroyed in the field with the authorization of current sales management. Licensor shall be responsible for all product returned from all other customers or destroyed in the field with the authorization of other customers. Licensor has provided
Licensee a list of open approved return authorizations, and Licensee has provided to Licensor a list of return authorizations to be issued through the date of close. Any additional return authorizations shall be received by May 31, 2000. Inventory returned up to $[**] and greater than [**]% of net sales of Mothers Day gift sets which can be refurbished for future sale will be so refurbished by Licensor and sold to Licensee at Licensor's cost. Licensee will pay Licensor the wholesale value of returns by U.S. Department Store Customers physically accepted by Licensor or authorized as destroyed in the field by Licensee above the initial $[**] plus [**]% of net sales of Mothers Day sets, and such goods will be for the account of the Licensee, without further costs.

         Licensee shall have the right to authorize return authorizations on Licensor's behalf and to cancel Licensor's previously made return authorizations subject to the provisions of the immediately preceding paragraph. However, such right is conditioned upon Licensee's obligation to report any such actions pertaining to old allowances and all new allowances authorized by Licensee on Licensor's behalf. Allowance reports will be updated and reported to Licensor within ten days of close, and on a thirty day basis thereafter subject to a Licensor's right of audit pursuant to paragraph 40.

         Payment due under this section will be made to Licensor by Licensee within 30 (thirty) days of receipt of such inventory by Licensee.

         10. Accounts Receivable - Northern Group and Affiliates. Reconciled amounts outstanding for purchases made by Licensee or any of its affiliates as of the closing date will be paid at such time by the Licensee to the Licensor. Unreconciled amounts at the closing date will be paid within ten (10) days thereafter provided both parties agree to a reconciled amount due. However, payments for purchases made within thirty (30) days prior to closing shall be payable on normal business terms. Amounts owed by Licensor to the Licensee or any of its affiliates will be paid by Licensor in the same manner.


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         11.  Pledged  Assets.  The Licensor's  inventory  located in the United
States is currently pledged as collateral under a Revolving Credit Agreement with Mid-Peninsula Bank. Simultaneously with the signing of the License Agreement, the bank will release its claims against such inventory in exchange for the Licensor paying all amounts due and outstanding under such Revolving Credit Agreement. The bank's UCC releases will be deposited with Licensor's attorney and will be provided Licensee at closing, providing Licensee has wire transferred immediately available U.S. funds in the amount of not less that $200,000 to Licensor's attorney's trust account. If such funds are not available at such time, Licensor's attorney shall hold the bank's UCC releases until such funds are received in his trust account Licensor represents and warrants that no other liens are held on Licensor's inventory that will be purchased by the Licensee and no items included in the inventory are on consignment from others. There are no liens or encumbrances against the inventory currently located in Europe. Licensor warrants that such inventory to be purchased by Licensee is of commercial quality.

         12. Open Purchase Orders. The Licensor will provide a listing of open purchase orders to the Licensee at the closing of the Agreement, substantially in the form of the document previously furnished. All such open purchase orders are for goods required for the REALM(R) and innerREALM(R) product lines and such purchase orders were placed in order to meet the expected Product requirements included in the annual sales budget originally presented to the Licensor by the Licensee. Such open purchase orders, not including inventory being purchased, will become the responsibility of the Licensee at the signing of this License Agreement and payment for such items will be made by Licensee to Licensor at such time. For any goods or merchandise that Licensor has physically received for which Licensee will assume payment responsibility, an adjustment will be made in the value of the inventory at closing to avoid the Licensee making a double payment for such goods. All Purchase Orders issued in connection with the Products by the Licensor from March 17, 2000 to the commencement date of this Agreement for greater than Five Thousand Dollars ($5,000) will have been approved in advance by an authorized representative of Licensee.

         13. Product Inventory not Purchased by Licensee. If the Parties are not able to mutually agree on a purchase price for any of the items included in the inventory, Licensor shall have the right to sell such items to a third party. However, the Licensor shall not have the right to sell such Product inventory into the U.S. Retail Market, to U.S. Catalogs or directly to consumers in the United States without the express permission of the Licensee. Further, Licensee shall have a one week period to exercise a first right of refusal to purchase such items from the Licensor at the price negotiated by the Licensor with the proposed unrelated third party purchaser. The Licensee shall make payment within thirty (30) days of receipt of such Product inventory.

         14. Pheromones. The product costs included in inventory do not include the cost of the human pheromone components. Licensor will not charge Licensee the cost of the pheromone components contained in the inventory being purchased by Licensee pursuant to paragraph 7. Licensor will sell the human pheromones components to


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Licensee,  in the same blend as currently used by Licensor to Licensee at a cost to be agreed by the parties. Such cost initially will not be less than $[**] per gram. Should it be necessary for the cost per gram to Licensee to fluctuate during the License Period, Licensee agrees to pay for such additional amounts so long as Licensor's per gram dollar profit remains the same. Licensor will not enter into any agreement with any vendor producing human pheromone components to artificially increase the price to Licensee. Licensee will not enter into any agreement with any vendor that would artificially inflate the price of any Licensed Product sold from Licensee to Licensor. Payment for pheromones will be due 30 days from the date of shipment. For the current forecast of product needs of the Licensee, the aggregated cost of such pheromones should approximate $[**] for the first twelve (12) months of the License Agreement. Since the lead time to produce pheromones is currently three (3) months, Licensee will provide a forecast of quantities of each type of product to be produced and a purchase order for the pheromones at least ninety (90) days prior to the commencement of production. Licensor will attempt to keep at least a three (3) month supply of such pheromones on hand at all times to permit timely delivery to Licensee.
Licensor agrees that the amount of pheromones shipped will be adequate to produce the amount of Licensed Products indicated on a purchase order submitted by Licensee in accordance with the terms of this paragraph.

         Licensee, may at its option, order and purchase from Licensor up to two years of its forecasted needs for human pheromone components. In that event storage of such components shall, for security purposes, remain with Pherin Pharmaceuticals, Inc.. All storage will be at Licensee's sole cost and expense. Payment for stockpiled human pheromone components shall be within thirty days of written notification from Licensor to Licensee of completion of their production. Licensee understands and acknowledges that all stockpiled human pheromone components will be stored without blending. The final blending proportions and technical information associated therewith constitute proprietary information and remain the sole property of Licensor. Licensee represents and warrants to Licensor that it will not attempt to analyze or reverse engineer human pheromone components nor any blends sold to Licensee for use in the Licensed Products. Licensor represents that all amounts shipped to Licensee will be usable for the period as a forecast by Licensee.

         If the Licensor is unable to provide pheromones to Licensee on a timely basis, providing a timely purchase order is received from Licensee, Licensee shall have the right to purchase the pheromones directly from the Licensor's vendor. In such event, Licensor shall fully cooperate with Licensee in locating third party supplier(s) and permit such third party supplier(s) to complete Licensor's supply requirement of Pheromones. In such event, Licensor agrees to disclose to the third party supplier(s), pursuant to a confidentiality agreement, all of the technical information necessary to enable the third party supplier(s) to complete such supply.

         15. Transition Period. The Parties agree that there will be a transition period required for the Licensee to arrange to take physical possession of the inventory, establish customer service, order processing operations, EDI coordination with the department


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stores and other  functions at their  facilities.  Each Party shall bear its own employee, facility and operating costs through April 30, 2000. Thereafter, the Licensee will assume all costs, and expenses (including benefits) for those employees of the Licensor in these areas which Licensee requests remain until May 31, 2000 or such earlier date as anticipated in Exhibit 4, and make any payments due to Licensor within 7 days of billing of such costs by the Licensor. Licensor shall provide no transition assistance beyond May 31, 2000 unless the appropriate employees agree to remain after May 31, 2000 and their total costs are fully paid by Licensee on a weekly basis during such extended time. Licensor may not charge Licensee for rent to its new executive offices. The charges, costs and other associated expense items assumed by Licensee commencing May 1, 2000 shall be determined in accordance with the approved schedule attached to this Agreement as Exhibit 4. Both Parties shall make every effort to minimize the length of time of the transition period. Licensee shall provide to Licensor a written letter of procedures regarding separation of receivables, chargebacks
and  any  announcement  it  wants  to  send  to  customers   regarding   payment
instructions in accordance with paragraph 39.

         16. Purchase of Products by Licensor After the Close. Product requirements of the Licensor for its personal needs (local donations, personal gifts, etc.) or for sale into the Excluded Territories shall be communicated [**] days in advance of need and accompanied by a purchase order. Licensee shall sell such products to Licensor at Licensee's direct cost plus a markup of [**] percent. Product to be sold by Licensor into the Excluded Territories will either be manufactured by the Licensor or its designee outside the United States and its territories or if purchased by Licensor from Licensee for subsequent sale will bear different secondary packaging (outside carton).

         17. Risk of Loss. Licensor will bear all risk of loss, damage or destruction of the Product inventory prior to the commencement date of this Agreement. Licensee will bear the risk of loss after the commencement date of this Agreement. Licensor represents and warrants that none of the Licensed Product is in its possession except for approximately $20,000.

         18.      Licensor Good Will and Protection. Licensee acknowledges that:

                  (a) The name, packaging, fragrances, toiletry products, including trademarks, logos, and trade packaging and colors associated with the products are unique and original and Licensor is the owner thereof;

                  (b) As a result of the development, marketing and sale of the products subject to this Agreement, Licensor has established a substantial and valuable goodwill therein;

                  (c) The appearance, and character of the Licensed Products have acquired a secondary meaning as trademarks uniquely associated with the merchandise and product lines authorized by Licensor, and as such have established identities separate and distinct from any and all product prototypes upon which they may have been based.


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                  (d)  All  rights  in any  additional  advertising,  packaging, merchandising, or other changes in the Licensed Products which may be created by or for Licensee shall, as between Licensor and Licensee, be and will remain the exclusive property of Licensor unless otherwise provided for in this Agreement.

                  (e) Any copyrights, trademarks, or patents previously obtained by Licensor in connection with the Licensed Products are good and valid. Licensor represents and warrants to Licensee that copyrights, patents trademarks or trademark applications listed on Exhibit 3 are valid, existing and to the best of their knowledge, not now being infringed upon.

                  (f) Unless otherwise provided in this Agreement, as and between Licensor and Licensee, Licensor shall be deemed to be the owner of all materials created for the Licensed Products, including but not limited to artwork. Licensee agrees that such materials created and furnished by Licensee or it's employees shall be considered "works made for hire" as that phrase is used in ss. 101 and ss.201 of the U.S. Copyright Revision Act 1976. Licensee shall have the rights to items it creates such as molds, tools, and dies subject to the condition that Licensee will agree to sell these items to Licensor upon termination of this Agreement at the lower of the unamortized cost of the item, or other amount to be agreed by the parties. If any such materials or elements shall not be deemed "works made for hire", Licensee hereby assigns and transfers to Licensor or its designee, all rights, including copyright, title and interest in and to all such materials and elements.

                  (g) Licensee shall not, during the License Period, or any time thereafter, dispute or contest, nor cause or assist or aid others in disputing or contesting Licensor's exclusive right and title to the intellectual property of or pertaining to the Licensed Products, or any other rights of Licensor in and to the subject matter of this Agreement, or breach the confidentiality of the terms of this Agreement. Licensee will fully cooperate with and assist Licensor should Licensor choose to take steps to prevent or prosecute any infringement of the rights of Licensor copyrights, trademark or patents as may exist upon the commencement date of this Agreement; the costs of which will be borne by Licensor, including attorneys fees. Licensee will notify Licensor in writing of any known manufacture, sale, distribution or advertisement which it believes may constitute an infringement upon Licensor's rights. Licensee shall not commence an action or proceeding against any person or enter into a settlement relating to Licensor's copyrights, trademarks or patents, without Licensor's prior written consent. Licensee shall not have any rights against Licensor for damages or otherwise for failure to pursue, or


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                  settle,   any  action  or   proceeding   relating  to  alleged
                  infringements or violations of Licensor's rights herein nor shall any such act or failure to act by Licensor affect the validity or enforceability of this Agreement.

                  Should Licensor fail or refuse to enforce or defend any claims against Licensor's copyrights, trademarks, patents or other threatened infringement, then, in that event, Licensee shall have the right to enforce or defend against any such claims at its own cost and expense. Licensor will cooperate with Licensee in the exercise of its rights hereunder at no cost or expense to Licensor. Licensee shall have no authority to enter into any settlement agreement or otherwise directly or indirectly modify the rights of Licensor regarding its copyrights, trademarks, or patents under this paragraph without the express written consent of Licensor, which consent shall not be unreasonably withheld.

         19.      Trademarks and Trade Names.

                  (a) Subject to the terms and conditions of this Agreement, Licensor hereby further grants Licensee the exclusive right and license to use the trademarks and copyrights depicted on the attached Exhibit 3 solely in connection with the Licensed Products and packaging, in the Territories identified in paragraph 2, during the License Period.

                  (b) All rights in said trademarks other than those specifically granted herein are reserved to Licensor for its own use and benefit. Licensee agrees that it will not acquire any rights in said trademarks as a result of Licensee's use, and further agrees that all use of Licensor's trademarks by Licensee shall inure to the benefit of Licensor.

                  (c) Licensee will at no time use or authorize the use of any trademark, tradename, copyright or other designation identical with or confusingly or colorably similar to Licensor's trademarks or tradenames other than for Licensed Products.

                  (d) Upon the expiration or earlier termination of the License Period of this Agreement, all rights to use Licensor's trademarks, tradenames, and copyrights shall automatically revert to Licensor and Licensee shall immediately discontinue all use of said trademarks, tradenames, and copyrights, except as may be allowed on a limited basis under paragraph 26.

                  (e) The license granted herein is personal and may not be sublicensed, assigned, transferred, pledged, mortgaged or otherwise encumbered by Licensee in whole or in part except as approved by Licensor in advance in writing, which approval shall not be unreasonably withheld. Notwithstanding the above, and consistent with paragraphs 31 and 32,


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                  Licensee may assign this license to a successor, subsidiary or affiliate in which Licensee or the Northern Group, Inc. owns 50 percent or more of the stock, assets, membership, or similar interest; or a parent of Licensee which owns 50 percent or more of the stock, assets, membership or similar interest in Licensee or in the Northern Group Inc. Licensee and Guarantor will continue to be fully responsible under the terms of this Agreement and, such successor, subsidiary, affiliate or parent shall sign this Agreement.

                  (f) Licensor will continue to bear the cost of registration and maintenance of current trademark registrations for REALM(R) and innerREALM(R) and bottle registrations, and the copyrights for the secondary packaging. Should Licensor fail to maintain current registrations and copyrights, Licensee may proceed to do so. Costs associated with Licensee's maintenance of Licensor's current registrations may be deducted from Minimum Guaranteed Payments due to Licensor, based upon initial royalties due on sales of products in the applicable country(s). The responsibility and cost for any additional trademark filings, patents or registration over that which is currently being maintained will be borne by the Licensee.

         20.      Copyright and Trademark Notices.

                  (a) Licensee shall place or cause to be printed on all Licensed Products and packaging where appropriate, the complete copyright notice in the following form: "(C)" or "Copyright" (including the applicable date), "all rights reserved", or in such other name or form as Licensor shall advise Licensee in writing. Licensor has provided a schedule of trademarks, trademark applications, and a schedule of copyrights attached to this Agreement as Exhibit 3.

                  (b) Licensee shall also place or cause to be imprinted on all Licensed Products and packaging, where appropriate, the appropriate trademark notice, either "TM", or " (R)" as Licensor shall determine.

                  (c ) Licensee agrees that it shall use no markings, legends or notices on or in connection with the Licensed Products and packaging without first obtaining Licensor's prior written approval which approval shall not be unreasonably withheld. Such approval shall be deemed granted unless Licensee is notified in writing within three business days of Licensor's receipt of packaging containing such markings, legends or notices from Licensee accompanied by a request for approval.

                  (d) Licensee, at its expense, will submit to Licensor, or its designee, copies of all artwork and at least two (2) production samples of the Licensed Products, Trade Packaging and any and all material bearing


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                  copyright  and  trademarks  which it develops,  and intends to use, in order to be assured that these provisions are being fulfilled. Licensee may not materially alter the primary and
                  secondary   packaging  of  the  Licensed  Products  (including
                  colors) without the express written consent of Licensor, which consent shall not be unreasonably withheld. Such approval shall be deemed granted unless Licensee is notified in writing within three business days of Licensor's receipt of such artwork or other material from Licensee accompanied by a request for approval.

                  (e) Licensor has no obligation to obtain registration on new materials developed by Licensee under (d) above. However, Licensee will provide such other materials and documentation as Licensor may request should it choose to effectuate such registration. Copyright and trademarks on all such material, and any new versions, translations and rearrangements of such material under this paragraph 20 shall be owned by Licensor.

                  (f) Should Licensor elect not to register new trademarks or copyrights, Licensee may proceed to do so. In such event Licensor will fully cooperate, and will share one half of associated legal costs of such registration with Licensee, which will offset or be reduced by royalties generated therefrom, until Licensor's obligation is fully satisfied.

                  (g) If, as a result of its exploitation of the Licensed Products, Licensee acquires any trade rights, equities, titles or other rights therein, Licensee shall immediately assign and transfer same to Licensor upon the expiration or earlier termination of this Agreement, without consideration, other than the consideration of this Agreement.

                  (h) Under no circumstances during the term of this Agreement may Licensee offer any other products for sale that claim to contain a synthesized human pheromone or actual human pheromones unless the product is licensed by Licensor. Under no circumstances during the term of this Agreement may Licensee offer any products for sale that claim to contain animal pheromones; however, Licensee may offer for sale during the term of this Agreement a product that contains animal pheromones provided that the word "pheromone" does not appear on any materials, including packaging, unless the inclusion of the word "pheromone" is mandated by U.S. or other governmental regulations in the market(s) in which the product containing the animal pheromones is offered for sale. Any breach of this paragraph shall be deemed to be a material breach of this Agreement by the Licensee.

         21. Advertising. Licensee shall not offer for sale, advertise or publicize any Licensed Products via television, radio, newspapers, magazines, in store promotional vehicles or catalogs or any other media, including electronic media without Licensor's prior written approval in each instance, which approval shall not be unreasonably


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withheld.  Such approval shall be deemed granted unless  Licensee is notified to the contrary within three business days of notification to Licensor. In no event may Licensee under any circumstances make any direct or indirect pharmaceutical or therapeutic claims for Licensed Products (including, without limitation, any claim of affect on bodily functions or any claim of any biochemical or physiological change), which would require regulatory approval by the United States Food and Drug Administration, or equivalent agency outside the United States, if it were marketed in the United States. Licensee shall not be liable for advertisements made by third parties without Licensees authorization or approval so long as Licensee has taken the necessary steps to advise the third party in conjunction with any related transaction that such claims may not be made. Should the third party initiate or continue unauthorized advertisements, having been placed on notice by Licensee, Licensee shall terminate any relationship with the third party pertaining to Licensed Products.

         22.      Licensee Obligations.

                  (a) Licensee shall have the right to produce or have produced, promote, advertise and sell the Licensed Products in an ethical manner and in accordance with the provisions and intent of this Agreement, and shall not engage in unfair or anti-competitive business practices. The Licensed Products shall be produced, distributed and sold in accordance with all applicable international, national, federal, state and a local laws, treaties and governmental orders and regulations.

                  (b) Licensee shall not encumber or cause to be encumbered in any manner, the Licensed Products, except for the lien as noted in the last sentence of paragraph 7 above. Licensee shall not cause or permit any expenses to be charged to Licensor without Licensor's prior written approval in each instance.

                  (c) Licensee shall exercise its best effort to produce or have produced sufficient quantities of the Licensed Products to meet the market demand of the Licensor in the Excluded Territories for the Licensed Products and shall diligently and continuously distribute and offer for sale the Licensed Products to fulfill all orders.

                  (d) Licensee shall have the right to use all tools, dies, molds, graphics, promotional materials, packaging, patterns, displays, and the mechanicals to all chromes, maps, brochures, kits, sales literature etc. during the term of the Agreement just as Licensor has. Licensor has been advised by the manufacturers of its bottles and caps that the tools, dies and molds are in good condition as of the commencement date of this Agreement. Licensee will have the right to purchase Licensor's rights in these items from Licensor if Licensor files for bankruptcy or otherwise is unable to perform under the terms of this Agreement.


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         23.      Termination.

                  (a) Licensee Bankruptcy. If Licensee files a petition in bankruptcy, or is deemed insolvent, or a petition in bankruptcy is filed against Licensee, or Licensee makes an assignment for the benefit of its creditors, or an arrangement pursuant to any bankruptcy law, or Licensee discontinues its business, or a receiver is appointed for Licensee or its business, this Agreement and the license granted by its terms shall, without notice, terminate automatically upon the occurrence of any such event. In the event that the Agreement so terminates, Licensee or its receivers, representatives, trustees, agents, administrators, successors and/or assigns may be extended limited rights by Licensor to produce, have produced, distribute, sell, exploit, deal with any of the Licensed Products or any packaging associated with Licensed Products as provided in paragraph 25.

                  (b) Licensee's Material Breach of the Agreement. If Licensee or any sublicensee shall materially breach any of the terms of this Agreement, Licensor shall have the right to terminate this Agreement and the license granted herein subject to the terms and conditions set forth below. A material breach shall include:

                           i) The  failure to pay any  monetary  amount upon the
                  expiration of the cure period under the terms of this Agreement.

                           ii) The making of, either directly or indirectly, any
                  pharmaceutical or therapeutic claim pertaining to Licensed Products as more particularly described in paragraph 21.

                           iii) Any attempt to analyze or reverse  engineer  the
                  human   pheromone   components   provided  by   Licensor,   or
                  participate in or benefit by such activities.

                           iv) The  infringement  whether  direct or indirect of
                  any   of   Licensor's   trademark,   copyright,   or   patents
                  registrations.

                           v) The  sale,  marketing,  or  shipment  of  Licensed
                  Products to Excluded Territories except as otherwise modified in accordance with paragraph 1.

                           vi) The significant  violation of any  international,
                  national,   federal,   state,   or   local   laws,   treaties,
                  governmental orders or regulations.

                           vii) Any  attempt  to assign,  transfer,  sublicense,
                  sell, give up possession or control of the rights under this Agreement except as provided in this Agreement.

                           viii) A  failure  by  Licensee  or any  successor  or
                  assign to obtain written confirmation for the benefit of Licensor and Licensee or any successor or assign, from any financial institution to which it intends to grant a lien on inventory of Licensed Products or components thereto, that the institution will recognize and be bound by Licensor's right to repurchase products, components and inventory pursuant to paragraphs 25, or 26 of this Agreement.


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                           ix) An  election  by  any  financial  institution  of
                  Licensee  holding a lien on the  inventory  or  components  of
                  Licensed  Products,   or  other  judgement  creditor  claiming
                  attachment or similar rights thereto, to take possession of the inventory or components of Licensed Products, or any part thereof for the purposes of liquidation or sale.

                           x) The  offer of any  other  products  for sale  that
                  claim to contain a synthesized human pheromone, actual human pheromones or animal pheromones, unless the product is licensed by Licensor, or as otherwise prohibited by paragraph 20 (h).

                           xi) Except for those matters contained in (ii) through (x) above, any breach or default of any other terms and conditions of this Agreement which remains uncured or which Licensee has failed to remedy within thirty (30) days of receipt of Licensor's notice. If the default or breach is one which cannot be reasonably cured within thirty (30) days receipt of Licensor's notice, then the failure to commence such cure within said period and complete the cure within sixty (60) days of such notice.

                           xii) If a default  or  breach  under  paragraph  (xi)
                  cannot be reasonably cured by Licensee, then the repeated default or breach by Licensee after receipt of written notice from Licensor to Licensee to cease and desist any future or threatened conduct of a same or similar nature.

                  (c) Intentionally omitted.

                  (d) Licensor's Material Breach of the Agreement. If Licensor shall materially breach any of the terms and conditions of this Agreement, Licensee shall have the right to terminate this Agreement subject to the terms and conditions below. A material breach shall include:

                           i) The  breach  or  falsity  of a  representation  or
                  warranty given to Licensee hereunder;

                           ii)  Licensor's   sale,   marketing  or  shipment  of
                  Licensed Products into any of the Territories;

                           iii) Licensor's grant to others of a license to the Licensed Products in the Territories;

                           iv)  Licensor's   assignment  of  this  Agreement  in
                  violation of the terms hereof.

                           v) Except for those matters  contained in (i) through
                  (iv) above, any breach or default of any other terms and conditions of this Agreement which remains uncured or which Licensee has failed to remedy within thirty (30) days of receipt of Licensor's notice. If the default or breach is one which cannot be reasonably cured within thirty (30) days receipt of Licensor's notice, then the failure to commence such cure within said period and complete the cure within sixty (60) days of such notice.

                           vi) If a default or breach under paragraph (v) cannot
                  be reasonably cured by Licensor, then the repeated default or breach by Licensor after

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                  receipt of written  notice from  Licensee to Licensor to cease and desist any future or threatened conduct of a same or similar nature.

         24.      Intentionally Omitted

         25.      Effect of Termination or Expiration.

                  (a) Upon expiration or earlier termination of this Agreement, all rights granted to Licensee shall revert to Licensor, and except as provided in this Agreement Licensee shall not use or refer to the name REALM(R), innerREALM(R) or a variation thereof nor use any likeness of its packaging or bottling in the production, sale or distribution of products of Licensee, which in the opinion of the President of the Fragrance Foundation or his/her designee is similar to that which is licensed hereunder.

                  (b) Upon expiration or earlier termination of this Agreement, Licensee will return to Licensor all rights previously transferred to Licensee herein to all molds, dies, toolings and other materials which reproduce the trade packaging and bottles for the Licensed Products. If Licensee has developed any molds, dies, toolings and other similar materials which reproduce the trade packaging and bottles for Licensed Products Licensee will sell its rights regarding such items to Licensor, or at Licensor's election, Licensee will destroy such items and provide such satisfactory evidence of their destruction to Licensor. If Licensor elects to purchase such items, the price shall be the lower of Licensee's unamortized cost of the item, or other amount to be agreed by the parties. Notwithstanding the terms of this paragraph, it is not intended to affect the rights of Licensee under paragraph 26 to build out or round up inventory upon expiration or earlier termination of this Agreement. Notwithstanding, if Licensor elects not to purchase molds, dies and tooling which reproduce the trade packaging and bottles for the Licensed Products under the terms contained in this paragraph, Licensee may use such molds, dies and tooling for products that in no way can be construed to cause any confusion on the part of the consumer with the Licensed Products. If Licensor and Licensee are unable to agree on whether confusion may be caused, the opinion of the President of the Fragrance Foundation or such other independent and knowledgeable third party will prevail.

                  (c) Licensee's failure to cease the production, distribution, sale or advertisement for sale of the Licensed Products upon expiration or earlier termination of this Agreement except as provided in this Agreement will result in an immediate and irreparable damage to Licensor. Licensee acknowledges that no adequate remedy at law exists for such failure and Licensee agrees that Licensor shall be entitled to an injunction or other equitable relief to prevent such breach of this Agreement by Licensee.


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                  (d) If this  Agreement is terminated  in accordance  herewith, all percentage compensation, and guaranteed minimum payments due Licensor through the date of termination hereunder shall be immediately due and payable to Licensor within ten (10) days of the effective date of termination.

                  (e) Notwithstanding the event of termination, Licensor's rights arising out of this Agreement to compel the enforcement of the continuing obligations of confidentiality between the parties contained in this Agreement shall nevertheless continue in full force and effect. In addition, each party will retain the right to sue for damages caused by the other party's default.

                  (f) Upon the event of termination, neither Licensee nor its receiver, financial institutions, representatives, trustees, agents, administrators, successors and/or assigns have any right to sell, exploit or in anyway deal with any Licensed
                  Products or packaging hereunder unless or until the time within which Licensor has to exercise a right of first refusal to repurchase Licensed Products produced and possessed by Licensee or on its behalf, pursuant to paragraph 26 has expired.

         26. Disposition on Expiration or Early Termination. Upon expiration or earlier termination of this Agreement, Licensee shall have the right, for a period of not more than [**] days after expiration or termination to dispose of all unsold Licensed Products produced by it, or in its possession; provided that Licensee pays to Licensor all Percentage Compensation accrued and thereafter received for the sale of such products. Licensee will account for and report on such sales consistent with the reporting requirements of this Agreement. In addition, Licensor will extend to Licensee during this disposition period the limited right to "build out" or "round off" its inventory and use bottles and caps to maximize the production of merchantable Licensed Products for resale. It is specifically understood that Licensee, in such instance, shall not sell or dispose of any Licensed Product in job lots at reduced prices other than as is customary in the ordinary course of business without first offering such Licensed Products to Licensor or its designee, to be repurchased at wholesale prices. In such event Licensor shall have [**] days from receipt of such offer to repurchase such Licensed Products.

         In the event that Licensee files for bankruptcy, is deemed insolvent, breaches this Agreement in accordance with paragraph 25 above or otherwise breaches any other financial agreement with a lending institution which holds a security interest in inventory, or other Licensed Products, resulting in the secured party's election to retake the collateral; Licensor shall retain a right of first refusal to repurchase all inventory of Licensed Products from Licensee at wholesale prices. In such event Licensor shall have one-hundred twenty (120) days from receipt of such offer to repurchase such Licensed Products. In the event of bankruptcy, Licensor shall have one-hundred twenty days from the date the lending institution's relief from stay order allowing them to foreclose


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becomes final, to elect to repurchase and perform,  or Licensor's right of first refusal will be lost.

         27. Force Majeure. Licensee shall be released of its obligations under this Agreement in the event that governmental regulations, act of God, war, riot, fire, strike or other labor dispute, epidemic or other causes beyond the control of Licensee, render performance by the Licensee impossible. In such event all percentage compensation, if any, in excess of the Minimum Guaranteed Payment shall become immediately due and payable and no portion of the minimum guaranteed payment shall be re-payable or be returnable to Licensee. If such event shall continue for a period in excess of three (3) months, Licensor shall have the right to terminate this Agreement by giving Licensee thirty (30) days prior written notice.

         28. Insurance. Licensee shall obtain and maintain its sole cost and expense throughout the license period and any disposal period, standard product liability insurance, the form of which must be acceptable to Licensor. Such insurance shall name Licensor as an additional named insured. The policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, relating to the Licensed Products or any material used in connection therewith. The amount of coverage shall be a minimum of [**] Dollars combined single limit for each single occurrence for bodily injury and property damage. Licensee shall provide a certified copy of said policy providing such coverage within fifteen
(15) days after the commencement date of this Agreement. Licensor shall receive twenty (20) days written notice from the insurer in the event of any modification, cancellation or termination of the policy.

         29. Indemnity. Licensee will at all times indemnify, defend and hold harmless Licensor from and against any and all claims, damages, litigation, judgments, costs and expenses, including reasonable attorneys fees and costs, caused by or arising out of any alleged defects in the Licensed Products which Licensee produces or has produced for it, (except to the extent such claims, damages, litigation, judgments, costs and expenses, reasonable attorneys fees and costs, were caused by or arise out of any alleged defects in components obtained from Licensor or it's designees); the unauthorized use of any patent, process, method or device or out of the infringement of any copyrights, trade name, trade mark, patent; or libel, including invasion of the right to privacy, publicity or other property rights of any party, or the breach by Licensee of any of the provisions of this Agreement in connection with the performance by Licensee of its obligations under the Agreement. Licensor may at its election, defend any action, by its counsel at its own expense. Licensee will cause its counsel to cooperate fully with Licensor and their counsel in the defense of such action. Licensee shall not admit any liability or compromise any proceeding without first obtaining Licensor's consent in writing.

         Licensor will at all times indemnify, defend and hold harmless Licensee from and against any and all claims, damages, litigation, judgments, costs and expenses, including


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reasonable  attorneys  fees and costs,  caused by or arising  out of any alleged defects in the products Licensee purchases from Licensor under this Agreement.

         30. No Joint Venture. Licensee shall not use the name of Licensor in any manner whatsoever, nor incur any obligation in Licensor's name. Nothing herein contained shall be construed to constitute the parties as partners or joint venturers, nor shall any similar relationship be deemed to exist between them.

         31. No Assignment. The license granted by this Agreement is not assignable by any act of Licensee or by operation of law. Any attempt by Licensee to grant a sublicense, to assign, or give up possession or control of this license or any of its rights shall constitute a material breach. Licensor may not assign this Agreement to any third party without the prior written consent of Licensee, and any attempt by Licensor to assign the Agreement without Licensee's consent will constitute a material breach. Notwithstanding, Licensee and/or Licensor may assign this Agreement to any acquirer of more than 50 percent of the outstanding stock or assets of the Licensee or Licensor as appropriate, or to a subsidiary or affiliate meeting such criteria without the prior written approval of the other party, and such assignor shall remain primarily responsible for the performance of the terms of this agreement. Any other attempted assignment shall be void without the express written consent of the other party, which consent shall not be unreasonably withheld. In addition, it is expressly understood that any assignment made under this paragraph shall not relieve either party or the Guarantor of its obligations under this Agreement.

                  For the purposes of this Agreement the term "Licensee" shall include Niche Marketing Inc., Northern Group, Inc. as well as any successor, affiliate, parent, or approved assignee including but not limited to any acquirer of more than 50 percent of the outstanding stock or assets of the said Licensee.

         32. Guaranty. As a direct inducement to enter into this Agreement under the terms and conditions set forth herein, including Licensor's consent to accept Niche Marketing, Inc. as the Licensee, and further assignments to subsidiaries or affiliates under paragraph 31 above, Northern Group, Inc. hereby personally guarantees each and every act, payment, covenant, representation, warranty and required performance as called for by a Licensee or any successor hereunder throughout the term of this Agreement, and any extensions provided hereto.

         33. Waiver; Modification. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver by either party of any breach or default of this Agreement shall be deemed a waiver by that party of any other breach or defaults.

         34. Entire Agreement. This Agreement including Exhibits represents the entire understanding between Licensor and Licensee; it represents the culmination of negotiations over an extended period of time and is intended to be the final written fully


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integrated  agreement  between the parties.  It shall not be modified or amended unless in writing signed by all parties.

         35. Governing Law. This Agreement shall be governed by and construed in accordance with a laws of the state of California as an agreement made and performed in that state. In the event any legal action or other proceeding is commenced to enforce any provision of this Agreement or as a result of the breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled, in addition to any other relief to which the party may be entitled, recover reasonable attorneys fees and costs of litigation incurred in such action or proceeding.

         36. Notices. Notices by either party to the other shall be given by fax, if possible, and by registered or certified mail, return receipt requested, with proof of delivery, all charges prepaid, or by a recognized domestic or international overnight mail provider (Federal Express etc.). All statements and notices shall be sent to the respective addresses of Licensor and Licensee as follows:

            To Licensor:

            Human Pheromone Sciences, Inc.
            Attn.: Chief Executive Officer
            4034 Clipper Court
            Fremont, California 94538

            With Copy To:

            William B. Clayton, Jr. Esq.       Julian N. Stern, Esq.
            Clayton & McEvoy P.C.        and   Heller, Ehrman, White & McAuliffe
            333 W. Santa Clara St. #950        525 University Ave. # 1100
            San Jose, California 95113         Palo Alto, California 94301

            To Licensee:

            Niche Marketing, Inc./ Northern Group, Inc.
            Attn: Mark Crames, CEO
                  Charles Famoso CFO
            109 Lafayette Drive
            Syosset,  New York 11791

            With Copy to:

            Matthew S. Quinn Esq.
            Zetlin & De Chiara LLP
            801 Second Avenue
            New York, NY 10017


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         37.  Arbitration.  Should a dispute arise between Licensor and Licensee or Guarantor pertaining to the performance of any party or the interpretation of any term of this Agreement that dispute shall be subject to binding arbitration. The arbitration shall be conducted in Santa Clara County, California under the Commercial Rules of the American Arbitration Association. Nothing in this Agreement shall prevent any party from seeking extraordinary relief to compel or prevent actions, activities or conduct of the other party in breach of this Agreement. Judgment upon any award of the arbitrator may be entered in a court of competent jurisdiction.

         38. Closing Date. The signing of the Agreement shall occur no later than April 24, 2000, unless extended by the written mutual consent of the Parties. All sales and resulting gross profit from May 1, 2000 forward of Licensed Products in the United States accrue to the Licensee and all selling, marketing, advertising and distribution expenses (not considered transition costs) after May 1, 2000 will be borne by the Licensee.

         39. Confidentiality. The Parties agree to hold in confidence all terms and conditions of this Agreement, except that the Parties may disclose documents, materials or information to parties who are required to know that information for the proper performance of their duties in effectuating the license of the Products. However, the disclosing Party must notify and require all parties to whom the information is disclosed that the information must be kept confidential in accordance with the terms of this Paragraph and secure a written non-disclosure agreement to that effect. Licensee specifically agrees that any employees or persons reimbursed by the Licensor will not be made aware of this Agreement without the express written consent of the Licensor. Neither Party shall issue any press release or general announcement concerning the terms or fact of this Agreement without first obtaining the consent of the other Party, except as may be required by law.

                  Licensee acknowledges and understands that Licensor is a publicly traded Corporation, and as such, is subject to certain restrictions regarding the timing and content of any public announcement pertaining to this Agreement. Therefore no announcement by Licensee will be allowed in any form or content unless first approved by Licensor. Upon the execution of this Agreement, the parties agree to work diligently on a joint announcement acceptable to Licensor to be sent to all current customers and suppliers notifying them of the License Agreement and any procedures they need to follow to effect the transition.

         40. Audit Rights. Licensee shall keep accurate and complete books and records covering all transactions relating to the subject matter of this Agreement in accordance with generally accepted accounting principles. Not more than one time per year, to be completed within 120 days of the close of the license year Licensor or its representative shall have the right to audit the sales and returns data during normal business hours at Licensee's normal place of business at Licensor's cost. However, if such audit indicates that there has been a shortfall of more than five (5) percent in


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Licensee's payments of royalties due to Licensor, the cost of such audit will be borne by Licensee.

         41. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be severed from this Agreement and the other provisions shall remain in full force and Effect.

         42. Payment of Taxes. Licensee shall pay all sales, use, value added, or other taxes, federal, state or otherwise, which are levied or imposed by reason of the transaction contemplated by this Agreement, except taxes arising from income of Licensor with respect to this Agreement.

         43. Survival of Provisions. Notwithstanding the expiration or termination of this Agreement it is agreed that those rights and obligations which by their nature are intended to survive such expiration or early termination shall survive, including, but not limited to acknowledgement of ownership/title, indemnification, and confidentiality.

         44. Contract Expenses. Each Party shall bear all of its expenses, including attorney fees, in connection with the negotiation of the documentation of this License Agreement.

         45. Terms of Payment. Each Party shall deliver all amounts due to the other Party by certified or cashier's check, wire transfer, or as otherwise agreed by the parties.

         46. Turnover of Materials.

                  (a) At the Closing, or sooner, the Licensor will provide Licensee with an exploded Bill of Materials and thereafter will assist the Licensee in the transfer of all vendor master files, purchasing information and outstanding purchase orders, including assisting Licensee in the assignment or transfer of pending purchase orders with the bottle and cap companies. Licensor will also take appropriate steps so that Licensee may have the same rights as Licensor to the tooling and molds to the extent of Licensee's rights prior to this transaction. Licensee will have such ownership rights for so long as this Agreement is in existence. Licensee will have the right of the use of the tooling and molds even if the Licensor is in Bankruptcy, if Licensor consents to this Agreement remaining in existence. Upon termination of this Agreement, for any reason by either Party, all such ownership rights will immediately and automatically revert back to the Licensor.

                  (b) Prior to closing, Licensee acknowledges that Licensor has provided all vendor master files, purchasing information, outstanding purchase orders, an updated list of suppliers, a schedule of prices, graphics, patterns, brochures, sales kits including sales literature to Licensees authorized representative on site at Licensor's facility.


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                  (c) Upon  execution of this  Agreement,  the parties will work together for the expedient transfer of Licensor's existing Website (www.realmfragrances.com), the domain name, and 888 number to Licensee. The current reasonable estimate for transition of the Website is approximately 15 days. Licensee shall be entitled to all sales from the Territories received through the Website or 888 number from May 1, 2000.

                  (d) Upon termination of this Agreement, for any reason by either Party, all such ownership and property rights to the items identified in paragraph a, b, and c above will immediately and automatically revert back to the Licensor.

"Licensor"                                           "Licensee"

HUMAN PHEROMONE  SCIENCES, INC.                      NICHE MARKETING, INC.



By  /s/ William P. Horgan                            By  /s/ Marc Crames
    ---------------------                                ---------------
     William P. Horgan, CEO                          Its Chief Executive Officer


         The undersigned, as Guarantor, has read the terms and conditions of the within License and Purchase Agreement executed by and between Niche Marketing, Inc. as Licensee and Human Pheromone Sciences Inc. as Licensor, agrees to be bound by its terms and to Guarantee the performance of Licensee as that term is defined in the Agreement.

"Guarantor"

NORTHERN GROUP, INC.


By /s/ Mark Crames
   ---------------
Its Chief Executive Officer


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                                    Exhibit 1

         Minimum Annual Royalties Due and Payment Schedule

                                      [**]


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                                    Exhibit 2

         Schedule of Inventory

List of various Inventory Items within and outside the United States.


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                                    Exhibit 3

         Trademarks, Trademark Applications, Copyrights

List of the Company's Trademarks, Trademark Applications and Copyrights with the registration dates, numbers and country names.


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                                   Exhibit 4

         Schedule of Costs Associated with Transition Period

Schedule of personnel and non-personnel expenses associated with the transition period.


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